                                                                   Exhibit 15-58





May 8, 1995

The Detroit Edison Company
Detroit, Michigan

We have conducted a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of The Detroit Edison Company and subsidiary companies for the three-month and twelve-month periods ended March 31, 1995, as indicated in our report dated May 8, 1995. Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, is incorporated by reference in the Registration Statement on Form S-4 (Registration No. 33-57545) of DTE Holdings, Inc., and is also incorporated by reference in the following Registration Statements of The Detroit Edison
Company:

               Form               Registration No.
             --------             ----------------
             Form S-3                33-30809
             Form S-3                33-50325
             Form S-3                33-53207
             Form S-3                33-57095
             Form S-3                33-64296
             Form S-8                33-32449

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE LLP